BUSINESS OPPORTUNITY AGREEMENT

THIS BUSINESS OPPORTUNITY AGREEMENT (this “Agreement”) is entered into as of this 16th day of January, 2007, by and between Calibre Energy Inc., a Nevada corporation (“Calibre”), and Standard Drilling Inc., a Nevada corporation (“Standard” and, together with Calibre, the “Parties”).

R E C I T A L S

WHEREAS, Calibre is primarily involved in the exploration and production business, and Standard is primarily involved in the energy drilling business; and

WHEREAS, Standard from time to time receives or otherwise has the opportunity to pursue opportunities in the exploration and production business; and

WHEREAS, Calibre from time to time receives or otherwise has the opportunity to pursue opportunities in the energy drilling business; and

WHEREAS, the Parties have officers and directors in common; and

WHEREAS, the Parties desire to clarify their separate interests in order, among other considerations, to permit their officers and directors in common to manage their respective businesses without concern that such interests overlap; and

WHEREAS, Standard has entered into that certain transaction described on Exhibit A (the “Excepted Transactions”), pursuant to an opportunity presented to officers of Standard who have no relationship with Calibre; and

WHEREAS, the Parties desire to clarify their interests in business opportunities, all as set forth below;

A G R E E M E N T S

NOW, THEREFORE, in consideration of the premises, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I. Scope of Business

Calibre’s scope of business consists of the pursuit of business opportunities in the E&P Business. “E&P Business” means the oil and gas exploration, exploitation, development and production business and includes without limitation (a) the ownership of oil and gas property interests (including working interests, mineral fee interests and royalty and overriding royalty interests), (b) the ownership and operation of real and personal property used or useful in connection with exploration for Hydrocarbons, development of Hydrocarbon reserves upon discovery thereof and production of Hydrocarbons from wells located on oil and gas properties and (c) debt of or equity interests in corporations, partnerships or other entities engaged in the exploration for Hydrocarbons, the development of Hydrocarbon reserves and the production and sale of Hydrocarbons from wells located on oil and gas properties in which the entity conducting the E&P Business owns an interest; but such term does not include the oilfield services business, including the oilfield drilling business. “Hydrocarbons” means oil, gas or other liquid or gaseous hydrocarbons or other minerals produced from oil and gas wells.

Standard’s scope of business consists of the pursuit of business opportunities in the oilfield services business, including the oilfield drilling business, together with the pursuit of the Excepted Transactions.

II. Renunciation of Interests

Calibre hereby renounces any interest or expectancy in any business opportunity in the oilfield services business, including the oilfield drilling business, and in the Excepted Transactions. In furtherance thereof, Calibre agrees not to acquire, invest in or operate any oilfield services business, including any oilfield drilling business, and to use its reasonable commercial efforts to advise Standard of such business opportunities presented to Calibre.

Standard hereby renounces any interest or expectancy in the E&P Business (other than the Excepted Transactions). In furtherance thereof, Standard agrees not to acquire, invest in or operate any E&P Business, other than the Excepted Transactions, and to use its reasonable commercial efforts to advise Calibre of such business opportunities presented to Standard.

III. Term

This Agreement shall commence as of the date hereof and continue for a term (the “Term”) expiring on December 31, 2009, unless earlier terminated pursuant to this Section III. Either Party may terminate this Agreement upon thirty days (30) written notice, if there is a Change of Control (as hereafter defined) with respect to such Party. For purposes of this Agreement, a “Change of Control” shall be deemed to have taken place upon the earliest occurrence of any of the following: (i) more than 50% of the outstanding voting securities of a Party are Beneficially Owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by any person or entity other than Calibre or Standard or their respective subsidiaries or affiliates (including any officer or director of Calibre or Standard or any person or entity affiliated with any such officer or director) (a “Non-Affiliate”), (ii) a Party is merged or consolidated with a Non-Affiliate and, as a result of such merger or consolidation, less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity is Beneficially Owned in the aggregate by the persons or entities who were shareholders/equity owners of such Party immediately prior to such merger or consolidation; or (iii) a Party sells or otherwise transfers all or substantially all of its assets to a Non-Affiliate.

IV. Miscellaneous

No Relationship. No relationship of partnership or principal and agent shall exist or arise among the Parties hereto because of the execution of this agreement or the joint acquisition by them of properties and interests pursuant to this Agreement. No Party hereto shall have any right, power or authority to contract on behalf of any other Party hereto or to commit any party hereto to any obligation, liability or undertaking, except to the extent the Party to be obligated has expressly consented thereto (i) at a Prospect Meeting, or (ii) by instrument in writing.

Limitation on Assignment. Without the prior written consent of the other Party, the rights and privileges of this Agreement may not be sold or otherwise transferred by any Party (other than any transfer to an affiliate of such Party), provided that no such assignment shall relieve any Party of its duties and obligations arising hereunder.

Entire Agreement; Amendments. This Agreement and each Operating Agreement entered into by the Parties pursuant to Paragraph III above constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersede all other agreements written or oral between the Parties with respect to such subject matter. This Agreement may not be changed, modified or amended except by a written agreement between the Parties.

Governing Law. The rights and obligations of the Partners with respect to this Agreement, and any arbitration proceeding pursuant hereto, shall be governed by the laws of the State of Texas.

Arbitration. Any disputes arising out of or related to this Agreement shall be resolved through binding arbitration in accordance with the rules for commercial arbitration disputes for the American Arbitration Association for binding arbitration and such arbitration shall be conducted in Houston, Texas. Each of the Parties agrees that arbitration under this Section IX is the exclusive method for resolving any claim hereunder and that it will not commence an action or proceeding based on a claim hereunder, except to enforce the arbitrators’ decisions as provided in this Section IX, or to compel any other Party to participate in arbitration under this Section IX. If any claim has not been resolved by mutual agreement on or before the 15th day following the first notice of the claim to or from a disputing party, then the arbitration may be initiated by one party by providing to the other party a written notice of arbitration specifying the claim or claims to be arbitrated. The arbitration panel (the “Panel”) shall consist of three arbitrators who are qualified to hear the type of claim at issue. They may be selected by agreement of the Parties within thirty days of the notice initiating the arbitration procedure, or from the date of any order compelling such arbitration to proceed. The final hearing shall be conducted within 60 days of the selection of the entire Panel. If the Parties fail to agree upon the designation of any or all the Panel, then the Parties shall request the assistance of the AAA. The Panel shall make all of its decisions by majority vote. The decision of the Panel will be binding and non-appealable, except as permitted under the Federal Arbitration Act. Only actual damages may be awarded. It is expressly agreed that the Panel shall have no authority to award treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under the applicable law.

Notice. All notices authorized or required to be given pursuant to this Agreement shall be in writing and may be delivered by hand, mailed by first class airmail, sent by telecommunication, or overnight delivery to the address set forth in this Agreement. The notice shall be deemed to have been given and received if delivered in person or by electronic message, on the day on which it was delivered, excluding Saturdays, Sundays and statutory holidays; or if mailed, on the day received, or if sent by telecommunication, on the first business day following the day it was dispatched. A Party may change its address for the receipt of notices at any time by giving written notice thereof to the other Party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

Calibre Energy Inc., a Nevada corporation

By:
Name: O. Oliver Pennington, III
Title: VP & CFO

Address for Notice:
1667 K Street, N.W.
Suite 1230
Washington, D.C. 20006
Facsimile No.: (202) 955-9490
Attn: O. Oliver Pennington, CFO

Standard Drilling Inc., a Nevada corporation

By:
Name: Robert T. Moffett
Title: SVP & General Counsel

Address for Notice:
1155 Dairy Ashford
Suite 402
Houston, TX 77079
Facsimile No.: (281) 293-7770
Attn: Robert T. Moffett, SVP & General Counsel

Exhibit A
Excepted Transactions

Burnet Oil Company DeCleva Prospect

Daniels Prospect

Norton Unit Prospect

Arkansas Leases in Arkoma Basin